Exhibit 10.1

AGREEMENT TO ACCELERATE THE VESTING OF THE
FIRST MID-ILLINOIS BANCSHARES, INC. STOCK UNIT AWARDS

This Agreement is between _______________________ (the “Employee”) and First Mid-Illinois Bancshares, Inc. (the “Company”). The parties agree as follows:

1.The Employee and the Company have previously entered into one or more award agreements (the “Award Agreements”), pursuant to which the Employee has been granted the following outstanding stock unit awards (the “Awards”) relating to shares of the common stock of the Company (the “Shares”):

Award Agreement Date	Target Number of Shares Subject to Award:	Maximum Number of Shares Subject to Award	90% of Maximum Number of Shares Subject to Award:
[__]	[__]	[__]	[__]
[__]	[__]	[__]	[__]
[__]	[__]	[__]	[__]

2.Effective as of December 15, 2017, the Company will cause each of the Awards listed in Section 1 to accelerate and vest at 90% of the maximum number of Shares subject to each respective Award (the “Vested Shares”).

3.The Company will withhold from the Vested Shares a number of Shares sufficient to satisfy the Employee’s tax withholding obligation with respect to the Vested Shares. The Company will distribute (i) the net remaining Vested Shares and (ii) the cash value of any dividend equivalents payable with respect to the Vested Shares to the Employee in full settlement of each Award. This distribution shall be made as soon as possible after the date of this Agreement, but no later than March 15th, 2018.

4.As of the effective date of this Agreement and subject to the payment of the amounts described in Section 3, the Employee acknowledges that he or she has no further right to receive any other Shares, other sums of money or other benefits pursuant to the Award Agreements or the Awards listed in Section 1, except as expressly stated in this Agreement.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date set forth below, to be effective as of the 15th day of December, 2017.

First Mid-Illinois Bancshares, Inc. By: ______________________________ Date: _____________________________	______________________________________ Employee Date: _________________________________